                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee
of Government Securities Income Fund, Monthly Payment U.S. Treasury Series--22 (Laddered Maturities) Defined Asset Funds

We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-57173 of our opinion dated July 24, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 12, 1998